ARTICLES OF INCORPORATION

OF

SLOPESTYLE CORPORATION

The undersigned, a natural person of the age eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of
Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is Slopestyle Corporation.

ARTICLE TWO

The period of the corporation’s duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are to engage in and transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation
Act.

ARTICLE FOUR

The total authorized capital stock of the corporation is:

1,000,000 shares of common stock, with a par value of $0.001 per share.

Such stock may be issued from time to time without action by the shareholders for such consideration as may be determined, from time to time, by the Board of Directors, and such shares so issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments thereon.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

ARTICLE SIX

Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

ARTICLE SEVEN

The street address of the initial registered office of the corporation is 1112 East Copeland Road, Suite 420,
Arlington, Texas 76011, and the name of its initial registered agent at such address is T. Alan Owen.

ARTICLE EIGHT

The number of directors constituting the Board of Directors is one (1); however, thereafter the
Bylaws shall fix the number of directors. The names and addresses of the persons who will serve as the directors until the first annual meeting of the shareholders, or until their successors are elected and qualified are:

Name

Address

Jason R. Carter

1861 Brown Boulevard

Suite 669

Arlington, Texas 76006

ARTICLE NINE

The name and address of the incorporator is:

Name

Address

T. Alan Owen

1112 East Copeland Road

Suite 420

Arlington, Texas 76011

ARTICLE TEN

The shareholders of the corporation shall have a preemptive right to acquire (i) additional, unissued, or treasury shares of the corporation, (ii) securities of the corporation convertible into or carrying a right to subscribe to or acquire shares, (iii) shares issued to employees of the corporation, whether pursuant to approval by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, pursuant to authorization by and consistent with a plan theretofore approved by such a vote of shareholders, or otherwise, and (iv) shares sold otherwise than for cash.

ARTICLE ELEVEN

Upon the election of the Board of Directors, the stock of the corporation may be issued in accordance with section 1244 of the United States Internal Revenue Code of 1986, as amended.

ARTICLE TWELVE

The initial Bylaws shall be adopted by the Board of Directors. The Board of Directors may amend or repeal the Bylaws or adopt new Bylaws, unless (1) these Articles of Incorporation or the Texas Business
Corporation Act reserves the power exclusively to the shareholders in whole or in part; or (2) the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of
Directors may not amend or repeal that bylaw. Unless these Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the corporation’s Bylaws, the corporation shareholders may amend, repeal, or adopt the corporation’s Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.

ARTICLE THIRTEEN

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of the repeal or modification.

IN WITNESS WHEREOF, I have hereunto set my hand, this 17 day of June, 1999.

/s/ T. Alan Owen

T. Alan Owen